  As filed with the Securities and Exchange Commission on August 24, 2001
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ______________________

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ______________________

                       Mediacom Communications Corporation
             (Exact name of registrant as specified in its charter)

                Delaware                                        06-1566067
(State of incorporation or organization)          (I.R.S. Employer Identification Number)

                              100 Crystal Run Road
                           Middletown, New York 10941
              (Address of registrant's principal executive offices)

                             ______________________

                       Mediacom Communications Corporation
                        2001 Employee Stock Purchase Plan
                              (Full title of plan)

                                Rocco B. Commisso
                      Chairman and Chief Executive Officer
                       Mediacom Communications Corporation
                              100 Crystal Run Road
                           Middletown, New York 10941
                                 (845) 695-2600
            (Name, address and telephone number of agent for service)

                             ______________________


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------

                                                        Proposed Maximum      Proposed Maximum        Amount of
     Title of Securities             Amount to           Offering Price      Aggregate Offering      Registration
       to be Registered            be Registered         Per Share (1)              Price                Fee
------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
  $.01 par value per share....  2,000,000 shares (2)        $16.555              $33,110,000          $8,277.50
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Mediacom Communications Corporation (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference and made a part of this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (b) The Registrant's Definitive Proxy Statement for the 2001 Annual Meeting of Stockholders, filed with the Commission on April 30, 2001;

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

     (e) The Registrant's Current Report on Form 8-K, dated January 16, 2001, filed with the SEC on January 17, 2001;

     (f) The Registrant's Current Report on Form 8-K, dated January 18, 2001, filed with the SEC on January 22, 2001;

     (g) The Registrant's Current Report on Form 8-K, dated February 26, 2001, filed with the SEC on March 2, 2001;

     (h) Amendment No. 1 to the Registrant's Current Report on Form 8-K, dated February 26, 2001, filed with the SEC on June 6, 2001;

     (i) The Registrant's Current Report on Form 8-K, dated June 6, 2001, filed with the SEC on June 6, 2001;

     (j) The Registrant's Current Report on Form 8-K, dated June 22, 2001, filed with the SEC on June 26, 2001;

     (k) Amendment No. 1 to the Registrant's Current Report on Form 8-K, dated June 22, 2001, filed with the SEC on June 29, 2001;

     (l) The Registrant's Current Report on Form 8-K, dated July 18, 2001, filed with the SEC on August 1, 2001; and

     (m) The description of the Registrant's Class A Common Stock contained in the Registrant's registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

     All documents filed by the Registrant with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

     Not applicable.


Item 5.   Interest of Named Experts and Counsel.

     Robert L. Winikoff, a director of the Registrant, is a member of Sonnenschein Nath & Rosenthal, counsel to the Registrant. Mr. Winikoff beneficially owns 15,000 shares of Registrant's Class A Common Stock and has options to purchase 30,000 additional shares.


Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending, or completed actions, suits, or proceedings in which such person is made a party by reason of such person being, or having been, a director, officer, employee of, or agent to, the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders, or disinterested directors or otherwise.

     The Registrant's by-laws provide for indemnification by the Registrant of any director or officer (as such term is defined in the by-laws) of the Registrant who is or was a director of any of its subsidiaries, or, at the request of the Registrant, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that the Registrant shall advance expenses to a director or officer, and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. To the extent authorized from time to time by the board of directors of the Registrant, the Registrant may provide to any one or more employees of the Registrant, one or more officers, employees, and other agents of any subsidiary or one or more directors, officers, employees, and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in the by-laws of the Registrant on directors and officers of the Registrant or any subsidiary or other enterprise. The by-laws do not limit the power of the Registrant or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents, and other persons otherwise than pursuant to the by-laws. The Registrant intends to enter into agreements with certain directors, officers, and employees who are asked to serve in specified capacities at subsidiaries and other entities.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.


Item 7.  Exemption From Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

   Exhibit
   Number     Description of Exhibit
   ------     ----------------------

    4(a)      Restated Certificate of Incorporation of Mediacom Communications
                Corporation (1)
    4(b)      Amended and Restated ByLaws of Mediacom Communications
                Corporation (2)
    4(c)      Form of Certificate Evidencing Shares of Class A Common Stock (1)
    4(d)      Mediacom Communications Corporation 2001 Employee Stock Purchase
                Plan
      5       Opinion of Sonnenschein Nath & Rosenthal
    23(a)     Consent of Arthur Andersen LLP
    23(b)     Consent of PricewaterhouseCoopers LLP
    23(c)     Consent of Sonnenschein Nath & Rosenthal (contained in their opinion included under Exhibit 5)
     24       Power of Attorney (comprises a portion of the signature page to this registration statement)

_________________
(1) Filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-90879) of Registrant and incorporated herein by reference.

(2) Filed as an exhibit to the Quarterly Report on Form 10-Q of Registrant for the quarter ended June 30, 2001 and incorporated herein by reference.


Item 9.  Undertakings.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of Middletown, state of New York, on August 24, 2001.

                                      MEDIACOM COMMUNICATIONS CORPORATION


                                      By /s/ Rocco B. Commisso
                                         ----------------------------
                                           Rocco B. Commisso
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rocco B. Commisso and Mark E. Stephan, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURES                           TITLE                                     DATE
/s/ Rocco B. Commisso             Chairman and Chief Executive Officer             August 24, 2001
-----------------------------      (principal executive officer)
Rocco B. Commisso

/s/ Mark E. Stephan               Senior Vice President, Chief Financial           August 24, 2001
-----------------------------      Officer, Treasurer, and Director (principal
Mark E. Stephan                    financial and accounting officer)


/s/ William S. Morris III         Director                                         August 24, 2001
-----------------------------
William S. Morris III



/s/ Craig S. Mitchell             Director                                         August 24, 2001
-----------------------------
Craig S. Mitchell

        SIGNATURES                        TITLE                    DATE

/s/ Thomas V. Reifenheiser              Director             August 24, 2001
-----------------------------
Thomas V. Reifenheiser


/s/ Natale S. Ricciardi                 Director             August 24, 2001
-----------------------------
Natale S. Ricciardi


/s/ Robert L. Winikoff                  Director             August 24, 2001
-----------------------------
Robert L. Winikoff

                                  EXHIBIT INDEX

   Exhibit
   Number            Description of Exhibit
   -------           ----------------------

    4(a)       Restated Certificate of Incorporation of Mediacom Communications
                  Corporation (1)
    4(b)       Amended and Restated ByLaws of Mediacom Communications
                  Corporation (2)
    4(c)       Form of Certificate Evidencing Shares of Class A Common Stock (1)
    4(d)       Mediacom Communications Corporation 2001 Employee Stock Purchase
                  Plan
      5        Opinion of Sonnenschein Nath & Rosenthal
    23(a)      Consent of Arthur Andersen LLP
    23(b)      Consent of PricewaterhouseCoopers LLP
    23(c)      Consent of Sonnenschein Nath & Rosenthal (contained in their opinion included under Exhibit 5)
     24        Power of Attorney (comprises a portion of the signature page to this registration statement)

__________________
(1) Filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-90879) of Mediacom Communications Corporation and incorporated herein by reference.

(2) Filed as an exhibit to the Quarterly Report on Form 10-Q of Mediacom Communications Corporation for the quarter ended June 30, 2001 and incorporated herein by reference.